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                                                                     EXHIBIT 4.3

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of April 9, 1997 between Cityscape Financial Corp., a Delaware corporation ("Cityscape") and each person executing a counterpart of the signature page of this Agreement (each individually an "Investor" and collectively the "Investors").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Securities Purchase Agreement by and between Cityscape and the Investors (the "Securities Purchase Agreement"), Cityscape has agreed to sell and issue to the Investors, and the Investors have agreed to purchase from Cityscape, up to an aggregate of 5,000 shares, par value $0.01 per share of Cityscape's 6% Convertible Preferred Stock, Series A (the "Series A Preferred Stock") on the terms and conditions set forth therein and five-year warrants issued as of the date hereof exercisable from time to time from the date of issuance (the "Warrants"), for the purchase of up to 500,000 shares of Common Stock, par value $0.01 per share of Cityscape (the "Common Stock"), at a price specified in such Warrants (the shares of Common Stock issuable upon the exercise of Warrants are hereinafter called the "Warrant Shares");

     WHEREAS, the Investors may convert their Series A Preferred Stock into shares of Common Stock at a conversion price to be calculated pursuant to and upon such terms as are provided in the Certificate of Designations (the "Certificate of Designations") of the Series A Preferred Stock; and

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Securities Purchase Agreement, Cityscape has agreed to provide the holders of Series A Preferred Stock with certain registration rights with respect to the shares of Common Stock to be issued upon conversion of the Series A Preferred Stock (such shares of Common Stock together with the Warrant Shares are hereinafter referred to as the "Common Shares") and certain other rights and remedies with respect to the Series A Preferred Stock as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Securities Purchase Agreement and this Agreement, Cityscape and the Investors agree as follows:

     1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Securities Purchase Agreement or the Certificate of Designations. As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Holder" and "Holders" shall include an Investor or the Investors for so long as they own any Registrable Securities, respectively, and any assignee or transferee of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

          "Closing" and "Closing Date" shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

          "Liquidation Preference" shall have the meaning ascribed to such term in the Certificate of Designations. For clarification purposes, "Liquidation Preference" hereunder shall include any accrued and unpaid dividends on the Series A Preferred Stock on a per diem basis through the date of any event for which default payments are payable pursuant to
     Section 2(b) below and thereafter.

          "Registrable Securities" shall mean: (i) the Common Shares issued to each Holder or its permitted transferee or designee upon conversion of the Series A Preferred Stock or exercise of the Warrants or upon any stock split, stock dividend, recapitalization or similar event with respect to such Common
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     Shares; (ii) any securities issued or issuable to each Holder upon the exchange or conversion of any Series A Preferred Stock, Warrants or Common Shares; and (iii) any other security of Cityscape issued as a dividend or other distribution with respect to, in exchange of or in replacement of the securities listed in (i) and (ii) above, until in the case of any such securities (a) a registration statement under the Securities Act covering the offering of such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement, (b) such Registrable Securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (c) such Registrable Securities have been otherwise transferred and Cityscape has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (d) such time as, such Registrable Securities may be sold without any time, volume or manner limitation pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

          The terms "register," registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses to be incurred by Cityscape in connection with each Holder's registration rights under this Agreement, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Cityscape, blue sky fees and expenses, reasonable fees and disbursements of counsel to Holders (using a single counsel selected by a majority in interest of the Holders) for a "due diligence" examination of Cityscape and review of the Registration Statement and related documents, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Cityscape, which shall be paid in any event by Cityscape).

          "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders not included with "Registration Expenses."

          "Registration Statement" shall have the meaning set forth in Section 2(a) herein.

          "Regulation D" shall mean regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

          "Securities Act" or "Act" shall mean the Securities Act of 1933, as amended.

     2. Registration Requirements. Cityscape shall use its diligent best efforts to effect the registration of the Registrable Securities (including without limitation the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder. Such best efforts by Cityscape shall include the following:

          (a) Cityscape shall, as expeditiously as reasonably practicable after the Closing Date:

             (i) Prepare and file with the Commission pursuant to Rule 415 under the Securities Act a registration statement on Form S-3 under the Securities Act (or in the event that Cityscape is ineligible to use such form, such other form as Cityscape is eligible to use under the Securities Act) covering the Registrable Securities ("Registration Statement"). Thereafter, Cityscape shall use its best efforts to cause such Registration Statement and other filings to be declared effective prior to 120 days following the Closing Date. Cityscape shall provide Holders reasonable opportunity to review any such Registration Statement or amendment or supplement thereto prior to filing.

             (ii) Prepare and file with the Commission such amendments and post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for so long as there are any Registrable Securities outstanding; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to

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        Rule 424 under the Securities Act; and comply with the provisions of the
        Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement for so long as there are any Registrable Securities outstanding in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such prospectus;

             (iii) Furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

             (iv) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or "Blue sky" laws of such jurisdictions as shall be reasonably requested by each Holder and keep each such registration or qualification effective, including through new filings or amendments or renewals, for so long as there are any Registrable Securities outstanding and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that Cityscape shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

             (v) For so long as there are any Registrable Securities outstanding notify each Holder immediately, and confirm such notice in writing, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or for additional information, (C) of the receipt by Cityscape of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (D) of Cityscape's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment.

             (vi) Notify each Holder immediately, and confirm such notice in writing of the happening of any event as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and use its best efforts to promptly update and/or correct such prospectus.

             (vii) Notify each Holder immediately, and confirm such notice in writing of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. Cityscape shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

             (viii) Permit Dorsey & Whitney LLP (or such other counsel, designated as Holders' counsel by a majority of the Registrable Securities included in the Registration Statement and which is reasonably acceptable to Cityscape), to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not file any document in a form to which such counsel reasonably objects.

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             (ix) Cause all Registrable Securities that are shares of Common
        Stock covered by such Registration Statement to be listed, by the date of the first sale of Registrable Securities pursuant to such Registration Statement, with the principal securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Shares are traded.

             (x) Take all steps necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act, if available.

          (b) If the Holder(s) intend to distribute the Registrable Securities by means of an underwriting, the Holder(s) shall so advise Cityscape. Any such underwriting may only be administered by investment bankers reasonably satisfactory to Cityscape. Cityscape shall only be obligated to permit one underwritten offering, which offering shall be determined by a 66 2/3% majority-in-interest of the Holders.

          (c) Cityscape shall enter into such customary agreements for an underwritten secondary offering (including a customary underwriting agreement with the underwriter or underwriters), and take all such other actions reasonably requested by the Holders in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection:

             (i) make such representations and warranties to the Holders and the underwriter or underwriters in form, substance and scope as are customarily made by issuers to underwriters in secondary offerings;

             (ii) cause to be delivered to the sellers of Registrable Securities and the underwriter or underwriters opinions of independent counsel to Cityscape, on and dated the date of delivery of any Registrable Securities sold pursuant to the Registration Statement, which counsel and opinion (in form, scope and substance) shall be reasonably satisfactory to the Holders and the underwriter(s) and their counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by Cityscape in connection with the authorization, issuance and registration thereof and other matters that are customarily given to underwriters in underwritten offerings, addressed to the Holders and each underwriter;

             (iii) cause to be delivered, immediately prior to the time of delivery of any Registrable Securities sold pursuant to the Registration Statement, a "comfort" letter from Cityscape's independent certified public accountants addressed to the Holders and each underwriter, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with secondary offerings;

             (iv) any underwriting agreement is entered into shall include customary indemnification and contribution provisions to and from the Company and the underwriters;

             (v) deliver such documents and certificates as may be reasonably requested by the Holders of the Registrable Securities being sold or the managing underwriter or underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement, if any.

          (e) Cityscape shall make available for inspection by the Holders, representative(s) of all the Holders together, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by any Holder or underwriter, all financial and other records customary for purposes of the Holders' due diligence examination of Cityscape and review of any Registration Statement, all SEC Documents (as defined in the Securities Purchase Agreement) filed subsequent to the Closing, pertinent corporate documents and properties of Cityscape, and cause Cityscape's officers, directors and employees to supply all information reasonably requested by any such

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     representatives, underwriter, attorney or accountant in connection with such Registration Statement, provided that such parties agree to keep such information confidential.

          (f) Subject to Section 2(b) above, Cityscape may suspend the use of any prospectus used in connection with the Registration Statement only (i) in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Commission, or (ii) as otherwise provided in the Certificate of Designations. Cityscape will use its best efforts to cause such suspension to terminate at the earliest possible date.

          (g) In the event Cityscape is required to file an additional registration statement with respect to newly authorized and/or reserved shares of Common Stock (the "New Shares") in order to comply with its obligations under the Series A Preferred Stock or the Warrant, Cityscape shall file an additional registration statement within five (5) business days of any shareholders meeting authorizing the New Shares and shall use its best efforts to cause such registration statement to become effective within sixty (60) days of such shareholders meeting. If the Holders become entitled, pursuant to an event described in clause (iii) of the definition of Registrable Securities, to receive any securities in respect of Registerable Securities that were already included in a registration statement, subsequent to the date such registration statement is declared effective, and Cityscape is unable under the securities laws to add such securities to the then effective registration statement, Cityscape shall promptly file, in accordance with the procedures set forth herein, an additional registration statement with respect to such newly Registrable Securities. Cityscape shall use its best efforts to (i) cause any such additional registration statement, when filed, to become effective under the Securities Act, and (ii) keep such additional registration statement effective during the period described in Section 5 below.

     3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by Cityscape, and all Selling Expenses of a Holder shall be borne by such Holder.

     4. Registration on Form S-3. Cityscape shall use its best efforts to remain eligible for registration on Form S-3 or any comparable or successor form or forms, or in the event that Cityscape is ineligible to use such form, such form as Cityscape is eligible to use under the Securities Act.

     5. Registration Period. In the case of the registration effected by Cityscape pursuant to this Agreement, Cityscape will use its best efforts to keep such registration effective until the Holders have completed the sales or distribution described in the Registration Statement (or additional registration statement filed pursuant to Section 2(g) above) relating thereto or, if earlier, until such time as, such Registrable Securities may be sold without any time, volume or manner limitation pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act (provided that Cityscape's transfer agent has accepted an instruction from Cityscape to such effect).

     6. Indemnification.

     (a) Cityscape Indemnity. Cityscape will indemnify each Holder, each of its officers, directors and partners, and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Cityscape of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to Cityscape and relating to action or inaction required of Cityscape in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who

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controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that Cityscape will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to Cityscape by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Cityscape (which consent will not be unreasonably withheld).

     (b) Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Cityscape, each of its directors, officers, partners, and each underwriter, if any, of Cityscape's securities covered by such a registration statement, each person who controls Cityscape or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse Cityscape and such other Holder(s) and their directors, officers and partners, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Cityscape by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to such registration statement. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

     (c) Procedure. Each party entitled to indemnification under this Article (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. The Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Party, provided, however, that if separate firm(s) of attorneys are required due to a conflict of interest, then the Indemnifying Party shall be liable for the reasonable fees and expenses of each such separate firm. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

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     7. Contribution.  If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between Cityscape on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of Cityscape and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Cityscape on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by Cityscape or by such Holder.

     In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

     Cityscape and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Survival. The indemnity and contribution agreements contained in Sections 6 and 7 and the representations and warranties of Cityscape referred to in Section 2(d)(i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Securities Purchase Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of Cityscape, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

     9. Information by Holders. Each Holder shall furnish to Cityscape such information regarding such Holder and the distribution and/or sale proposed by such Holder as Cityscape may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of such Holder.

     10. Replacement Certificates. The certificate(s) representing the Common Stock or Warrant Shares held by any Investor (or then Holder) may be exchanged by such Investor (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Common Stock or Warrant Shares, as reasonably requested by such Investor (or such Holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

     11. Transfer or Assignment. The rights granted to the Investors by Cityscape under this Agreement to cause Cityscape to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee of Series A Preferred Stock or Warrants, and all other rights granted to the Investors by Cityscape hereunder may be transferred or assigned to any transferee or assignee of any Series A Preferred

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Stock or Warrants; provided in each case that Cityscape must be given written notice by such Investor at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement and such transfer or assignment is permitted by and made in compliance with the Securities Purchase Agreement.

     12. Miscellaneous.

     (a) Remedies. Cityscape and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

     (b) Jurisdiction. Cityscape and each of the Investors (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court, the New York State courts and other courts of the United States sitting in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Cityscape and each of the Investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective upon actual receipt of such mailing. The addresses for such communications shall be:

to Cityscape:       Cityscape Financial Corp.
                    565 Taxter Road
                    Elmsford, New York 10523-2300
                    Fax:   (914) 592-7101
                    Attn:  Chief Executive Officer
                           General Counsel

with copies to:     Gibson, Dunn & Crutcher
                    200 Park Avenue
                    New York, New York 10166
                    Fax:   (212) 351-4035
                    Attn:  Sean P. Griffiths, Esq.

to the Investors:   To each Investor at the address and/or fax number set forth on the executed counterpart of the signature page of this Agreement.

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

     (d) Waivers. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Cityscape and the holders of more than 66 2/3% of the Registrable Securities. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Registrable Securities at the time outstanding, each future holder of all such securities and Cityscape.

     (e) Execution. This Agreement may be executed in counterparts, all of which shall considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

     (f) Publicity. Cityscape agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Except as may be required by law, Cityscape and each Investor shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any press release or make any such public statement prior to such consultation.

     (g) Entire Agreement. This Agreement, together with the Securities Purchase Agreement, the Certificate of Designations and the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

     (h) Governing Law. This Agreement and the validity and performance of the terms hereof shall be governed by, interpreted under, and construed in accordance with the laws of the State of New York, without regard to such state's principles of conflict of laws.

     (i) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     (j) Obligations Several and not Joint. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

     (k) Titles. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     (l) Rule 144. Cityscape covenants that it will file all reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the Investor to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time Cityscape is not required to file such reports, it will, upon the request of the Investor, make publicly available other information so long as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, Cityscape will deliver to the Investor a written statement as to whether it has complied with such requirements.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          CITYSCAPE FINANCIAL CORP.

                                          By: /s/  ROBERT C. PATENT
                                            ------------------------------------
                                            Name:  Robert C. Patent
                                            Title: Executive Vice President


                                          INVESTOR:

                                          Credit Suisse First Boston Corp.

                                          By: /s/  JOHN McAVEY
                                            ------------------------------------
                                            Name:  John McAvey
                                            Title: Managing Director


                                          INVESTOR:

                                          CIBC Wood Gundy Securities Corp.

                                          By: /s/  NEIL I. THOMAS
                                            ------------------------------------
                                            Name:  Neil I. Thomas
                                            Title: Managing Director


                                          INVESTOR:

                                          Bear, Stearns & Co. Inc.

                                          By: /s/  YAN ERLIKH
                                            ------------------------------------
                                            Name:  Yan Erlikh
                                            Title: Senior Managing Director


                                          INVESTOR:

                                          Palona Securities L.L.C.

                                          By: /s/  MICHAEL J. BERNER
                                            ------------------------------------
                                            Name:  Michael J. Berner
                                            Title: Executive Vice President


                                          INVESTOR:

                                          SoundShore Partners L.P.

                                          *By: AIG International Asset
                                          Management Ltd. as General Partner
                                          of Soundshore Partners L.P.

                                          By: /s/  THOMAS J. LEISHMAN
                                            ------------------------------------
                                            Name:  Thomas J. Leishman
                                            Title: Vice-President*


                                          INVESTOR:

                                          Halifax Fund, L.P.

                                          By: THE PALLADIN GROUP, L.P.,
                                          as attorney-in-fact

                                          By: PALLADIN CAPITAL MANAGEMENT,
                                          L.L.C., General Partner

                                          By: /s/  ANDREW KAPLAN
                                            ------------------------------------
                                            Name:  Andrew Kaplan
                                            Title: Sr. Vice President


                                          INVESTOR:

                                          Hick Investment Ltd.

                                          By: THE PALLADIN GROUP, L.P.,
                                          as attorney-in-fact

                                          By: PALLADIN CAPITAL MANAGEMENT,
                                          L.L.C., General Partner

                                          By: /s/  ANDREW KAPLAN
                                            --------------------------------
                                            Name:  Andrew Kaplan
                                            Title: Sr. Vice President


                                          INVESTOR:

                                          Colonial Penn Insurance Co.

                                          By: THE PALLADIN GROUP, L.P.,
                                          as attorney-in-fact

                                          By: PALLADIN CAPITAL MANAGEMENT,
                                          L.L.C., General Partner

                                          By: /s/  ANDREW KAPLAN
                                            --------------------------------
                                            Name:  Andrew Kaplan
                                            Title: Sr. Vice President


                                          INVESTOR:

                                          Colonial Penn Insurance Co.

                                          By: THE PALLADIN GROUP, L.P.,
                                          as attorney-in-fact

                                          By: PALLADIN CAPITAL MANAGEMENT,
                                          L.L.C., General Partner

                                          By: /s/  ANDREW KAPLAN
                                            --------------------------------
                                            Name:  Andrew Kaplan
                                            Title: Sr. Vice President


                                          INVESTOR:

                                          Gleneagles Fund Company

                                          By: THE PALLADIN GROUP, L.P.,
                                          as attorney-in-fact

                                          By: PALLADIN CAPITAL MANAGEMENT,
                                          L.L.C., General Partner

                                          By: /s/  ANDREW KAPLAN
                                            --------------------------------
                                            Name:  Andrew Kaplan
                                            Title: Sr. Vice President


                                          INVESTOR:

                                          Galileo Capital LLC

                                          By: /s/  JEFFREY DEVERS
                                            ------------------------------------
                                            Name:  Jeffrey Devers
                                            Title: Manager


                                          INVESTOR:

                                          FROLEY REVY INVESTMENT CO. INC.
                                          ACCOUNT: NASCO CHEMICAL COMPANY
                                          RETIREMENT TRUST

                                          By: /s/ ANDREA O'CONNER
                                            ------------------------------------
                                            Name:  Andrea O'Conner
                                            Title: Managing Director


                                          INVESTOR:

                                          FROLEY REVY INVESTMENT CO. INC.
                                          ACCOUNT: PENSION RESERVES INVESTMENT
                                          MANAGEMENT BOARD

                                          By: /s/  ANDREA O'CONNOR
                                            ------------------------------------
                                            Name:  Andrea O'Connor
                                            Title: Managing Director


                                          INVESTOR:

                                          FROLEY REVY INVESTMENT CO. INC.
                                          ACCOUNT: STATE OF OREGON EQUITY FUND

                                          By: /s/  ANDREA O'CONNOR
                                            ------------------------------------
                                            Name:  Andrea O'Connor
                                            Title: Managing Director


                                          INVESTOR:

                                          Continental Casualty Company
                                          Designated High Yield

                                          By: /s/  RICHARD W. DUBBERKE
                                            ------------------------------------
                                            Name:  Richard W. Dubberke
                                            Title: Vice President


                                          INVESTOR:

                                          Continental Casualty Company

                                          By: /s/  RICHARD W. DUBBERKE
                                            ------------------------------------
                                            Name:  Richard W. Dubberke
                                            Title: Vice President

                                       10